Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Juniper Networks, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.00001 par value per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Preferred Stock, $0.00001 par value per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Depositary Shares(3)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Warrants	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Purchase Contracts	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Purchase Units	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					—		—
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							—
(1)    An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered and may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares.
(2)    The registrant is deferring payment of all of the registration fee in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.
(3)    Each depositary share will be issued under a depositary agreement, will represent an interest in a fractional share of preferred stock and will be evidenced by a depositary receipt.